SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2011

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On June 29, 2011, Cubist Pharmaceuticals, Inc. (“Cubist”) and Hospira Worldwide, Inc. (“Hospira”) entered into a Third Amendment to the April 3, 2000 Development and Supply Agreement between Cubist and Hospira (the “Agreement”), under which Hospira provides fill/finish services for CUBICIN® (daptomycin for injection).  The Third Amendment provides for: (a) the cancellation of the plan to validate Hospira’s facility in Liscate, Italy for the manufacture of CUBICIN; (b) updated purchase and supply minimums and prices under the Agreement; (c) the validation of Hospira’s manufacturing facility in McPherson, KS to provide packaging and labeling services for CUBICIN and associated purchase and supply minimums for labeled product; (d) the potential validation of Hospira’s McPherson, KS facility to produce additional CUBICIN vial sizes; and (e) risk mitigation provisions in the event of production failures.

The foregoing description of the Third Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and Secretary

Dated:  July 1, 2011